EXHIBIT 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

REINSURANCE TRUST AGREEMENT

(hereinafter referred to as the “Agreement”)

entered into by and among

Crusader Insurance Company

(hereinafter referred to as the “Grantor”)

and

United Specialty Insurance Company

(hereinafter referred to as the “Beneficiary”)

Held By

Comerica Bank & Trust, National Association

Trustee

(hereinafter referred to as the “Trustee”)

SECTION 1. PURPOSE OF AGREEMENT

1.1       The Grantor has assumed all liabilities of Beneficiary arising from insurance business subject to that certain Quota Share Reinsurance Agreement dated effective April 1, 2020, between the Grantor, Unifax Insurance Systems, Inc. (the “General Agent”) and the Beneficiary (hereinafter referred to as the “Reinsurance Agreement”).

1.2       Grantor desires to secure the payment of its liabilities and the performance of its Obligations Under The Reinsurance Agreement. Beneficiary reserves the right to require deposits to secure the payment of Grantor’s liabilities and performance of its Obligations Under (i) The Reinsurance Agreement, and (ii) that certain General Agency Agreement, both dated effective April 1, 2020, between Grantor, General Agent and Beneficiary.

1.3       Grantor desires to deliver to Trustee “Securities” (as defined in Section 4.1 hereof) to be held by Trustee as collateral and security for the sole use and benefit of Beneficiary, which securities may hereinafter be referred to as the “Trust Account,”

SECTION 2. SECURITY GRANTED BY GRANTOR

2.1       Pursuant to the terms hereof, the Grantor hereby obligates itself to deliver to and deposit with the Trustee Securities in accordance with Section 3 hereof as collateral and security for the Grantor’s Obligations Under The Reinsurance Agreement including the obligations for unearned premiums reserves, if any, and reserves for losses incurred but not reported and losses reported but unpaid. The Loss Reserves shall include all allocated loss adjustment expenses and appropriate unallocated loss adjustment expenses. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Unearned Premiums” means, as of any given date, the aggregate premium attributable to the unexpired coverage period of all insurance policies produced under the Reinsurance Agreement, as determined in accordance with generally accepted accounting principles consistently applied. For this purpose, premium shall be the written premium charged on the insurance policy for the period such policy is in force irrespective of the subsequent billing and collection of such premium.

(b)	“Loss Reserves” means, as of any given date, the reserve attributable to losses incurred but not reported and losses reported but not paid with respect to the insurance policies produced under the Reinsurance Agreement, and shall include provision for both allocated and unallocated loss adjustment expense, in each instance as determined in accordance with generally accepted accounting principles consistently applied.

(c)	“Obligations Under The Reinsurance Agreement” and “Obligations Of The Grantor Under The Reinsurance Agreement,” for purposes of this Agreement, share the same meaning as set forth in the Quota Share Reinsurance Agreement.

The Grantor hereby agrees that the actuarial opinion of the Beneficiary’s internal actuary shall be controlling, in its sole discretion, as to the timing and determination of the adequacy of loss reserves established for losses incurred and outstanding on business produced under the Reinsurance and General Agency Agreements unless the Grantor requests that the Beneficiary engage on a semi-annual basis, at the expense of the Grantor, an independent actuarial opinion, performed by MILLIMAN USA’s Dallas office, attesting to the adequacy of loss reserves established for losses incurred and outstanding on business produced under the Reinsurance and General Agency Agreements. If the Grantor requests hereunder the actuarial opinion of MILLIMAN USA’s Dallas office, the Grantor hereby agrees to post the collateral required hereunder in accordance with the actuarial analysis of the Beneficiary’s internal actuary until an analysis is completed by MILLIMAN USA’s Dallas office.  At such time, the Grantor shall post the collateral required hereunder in accordance with the actuarial analysis of MILLIMAN USA’s Dallas office. However, if subsequent to the receipt of the applicable independent actuarial opinion, the Beneficiary determines in its sole discretion that there has been a significant change in the loss reserves as compared to the applicable independent actuarial opinion, the Beneficiary’s internal actuary shall again be controlling, in its sole discretion, as to the timing and determination of the adequacy of loss reserves established for losses incurred and outstanding on business produced under the Reinsurance and General Agency Agreements until the Beneficiary again engages, at the expense of the Grantor, an independent actuarial opinion, performed by MILLIMAN USA’s Dallas office, attesting to the adequacy of loss reserves established for losses incurred and outstanding on business produced under the Reinsurance and General Agency Agreements. Additionally, if the actuarial opinion of the Beneficiary’s internal actuary is not available, for any reason, the Beneficiary shall engage semi-annually, at the expense of the Grantor, an independent actuarial opinion, performed by MILLIMAN USA’s Dallas office, attesting to the adequacy of loss reserves established for losses incurred and outstanding on business produced under the Reinsurance and General Agency Agreements.

2.2       During the term of this Agreement, Grantor hereby agrees that Trustee shall act for the benefit of Beneficiary in taking delivery and possession of the said securities pursuant to Section 3 hereof and in holding such securities as collateral for the purposes expressed herein for Beneficiary’s benefit, and Grantor hereby grants to Trustee all powers necessary and reasonable in the performance hereunder.

2.3       The existence of the Trust Account, as security for obligations of Grantor to Beneficiary, shall not affect Grantor’s Obligations Under The Reinsurance Agreement, nor shall the securities of the Trust Account be used as a set off by Grantor for any obligations to Beneficiary, except for Grantor’s right to withdraw securities from the Trust Account in accordance with Section 3 or to receive any excess securities held by Beneficiary pursuant to Section 5.5.

SECTION 3. DEPOSITS TO AND INVESTMENT OF SECURITY

3.1          Within 10 business days of the effective date of this Agreement, and within 10 business days prior to the end of each calendar quarter thereafter, Beneficiary shall provide Grantor with a good faith estimate of the expected sum of [***]% of the Beneficiary’s ceded Unearned Premium and Loss Reserves as of the end of the forthcoming calendar quarter (the “Estimate”). Each time (i) the Grantor’s A.M. Best rating or outlook is at any time reduced; or (ii) the Grantor’s A.M. Best rating or outlook is at any time removed or withdrawn such that the Grantor is not rated or unrated by A.M. Best; or (iii) the Grantor’s capital and policyholder surplus (or its equivalent) reduces [***]percent ([***]%) or more during any rolling twelve (12) month period measured quarterly; or (iv) the Grantor fails to maintain its CAT XOL reinsurance with coverage up to [***] dollars ($[***]) with a [***] dollars ($[***]) retention and its multiline XOL reinsurance with coverage up to [***] ($[***]) with a [***] dollars ($[***]) retention, each provided by the Reinsurer’s reinsurers existing as of the effective date of this Agreement, provided that the Grantor may add reinsurers with a minimum surplus of at least [***] dollars ($[***]) and an “A” rating by A.M. Best, the components of the Estimate shall increase by [***]% (i.e. the first time the Estimate shall increase to [***]% of the Beneficiary’s ceded Unearned Premium and Loss Reserves as of the end of the forthcoming calendar quarter, the second time the Estimate shall increase to [***]% of the Beneficiary’s ceded Unearned Premium and Loss Reserves as of the end of the forthcoming calendar quarter, etc.). The Grantor shall, within two business days prior to the commencement of such forthcoming calendar quarter, fund the Reinsurance Trust in an amount equivalent to [***]% of the Estimate.

3.2       The Grantor shall be entitled at any time to withdraw Securities from the Trust Account if concurrently therewith Securities (as defined in Section 4.1 hereof) of equal or greater market value are deposited in the Trust Account, and the Trustee is authorized to permit such substitution of Securities upon receipt of the Beneficiary’s written approval, which shall not be unreasonably withheld.

3.3       All securities deposited by the Grantor (i) shall be free and clear of all encumbrances, and (ii) shall be fully negotiable or in such form that Trustee may sell, transfer or otherwise deposit the same without any additional signature or agreement from Grantor.

SECTION 4. SECURITIES

4.1       The term “Securities” as used herein is defined as any combination of (a) cash, or deposits held, or negotiable certificates of deposit issued by an institution that is (i) organized or licensed under the laws of the United States or any state thereof, (ii) is regulated, supervised and examined by U.S. federal or state authorities having regulatory authority over banks and trust companies, and (iii) appears on the most recently issued list of approved banks published by the Securities Valuation Office of the National Association of Insurance Commissioners, (b) United States Government issued or guaranteed bonds, bills or notes, or (c) any other bonds with a Standard & Poor’s or Moody’s quality rating of “A” or better. All securities and assets held in the Trust Account shall be readily marketable over a national exchange and shall be listed by the Securities Valuation Office of the National Association of Insurance Commissioners with designations of “1-Highest Quality”. All securities and assets held in the Trust Account shall be of the type required by the applicable laws or regulations. All such securities shall be in conformance with the investment requirements described in the applicable laws or regulations.

4.2       For purposes of this Agreement, the market value of the Securities shall be determined as follows: (a) at the time any Securities are deposited initially with the Trustee, and as respects Securities on deposit at the end of each calendar month, the Trustee shall in good faith place a tentative market value on the Securities and shall notify the Beneficiary of such valuation by supplement to the Trustee’s monthly activities report; provided pursuant to Section 8.6; (b) if the Beneficiary disagrees with such tentative market valuation, it may so notify the Trustee within 30 days after the date it receives the Trustee’s monthly activities report and the Trustee’s supplement thereto (Beneficiary’s failure to so notify the Trustee within such 30 day period shall signify that Beneficiary agrees with such tentative market value); (c) in the event the parties cannot resolve any difference with respect to the market value of the Securities, the market value of the security in dispute shall be determined by the Securities Valuation Office of the National Association of Insurance Commissioners; and (d) With respect to securities on deposit at the end of each calendar month, the Trustee shall value the securities by utilizing various standard industry pricing services and brokerage contacts to provide current pricing information for active publicly traded securities.  The Trustee shall attempt to provide a reasonably accurate current market value for assets not publicly traded.  Many fixed income securities are priced on a matrix system, resulting in a mathematical approximation of price derived by computer.  Although the Trustee will make reasonable and good faith efforts to provide accurate pricing, in some instances prices may not reflect the most accurate pricing readily available or the true value of the asset.  The Trustee shall have no liability for such an occurrence.

SECTION 5. BENEFICIARY’S CLAIM ON THE TRUST ACCOUNT

5.1       The Beneficiary shall have the right to withdraw securities from the Trust Account, without diminution because of the insolvency of the Grantor, for the purposes and to the extent specified in Sections 5.2 and 5.3 below, with written notice from the Beneficiary to the Trustee given in accordance with Section 8.1 of this Agreement. Upon such written notice by the Beneficiary, the Trustee shall immediately take any and all steps necessary to transfer to the Beneficiary absolute and unequivocal right, title and interest in the requested securities and assets in the Trust Account and to deliver such securities and assets to the Beneficiary and Beneficiary shall acknowledge to the Trustee receipt of such withdrawn securities and assets. Any dispute between Grantor and Beneficiary regarding Beneficiary’s claim on the Trust Account shall be resolved by arbitration pursuant to Section 12. Trustee shall strictly comply with its instructions hereunder without resorting to interpleader. Beneficiary will hold Trustee harmless if acting upon Beneficiary’s instructions hereunder.

5.2 The Beneficiary has the right to withdraw assets from the Trust Account at any time, without notice to the Grantor, subject only to written notice from the Beneficiary to the Trustee, the Trustee having no responsibility for such withdrawal, in accordance with the terms of this Agreement. No statement or document, other than written notice from the Beneficiary to the Trustee, shall be accepted to withdraw assets. The Beneficiary hereby covenants to the Grantor that it shall use and apply any withdrawn assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

(a)	to pay or reimburse the Beneficiary for the Grantor’s share under the Reinsurance Agreement regarding any losses and allocated loss expenses paid by the Beneficiary but not recovered from the Grantor, or for unearned premiums due to the Beneficiary, if not otherwise paid by the Grantor;

(b)	to make payment to the Grantor of any amounts held in the Trust Account that exceed 102% of the actual amount required to fund the Grantor’s entire Obligations Under The Reinsurance Agreement. Trustee has no responsibility to determine whether the value of Assets exceeds 102%and may rely on the statement or notice from Beneficiary certifying as such; or

(c)	where the Beneficiary has received notification of termination of the Trust Account pursuant to Section 11 of this agreement, and where the Grantor’s entire Obligations Under The Reinsurance Agreement remain unliquidated and undischarged 10 days prior to the termination date, to withdraw amounts equal to 102% of such obligations and deposit such amounts in a separate account, in the name of the Beneficiary, in any qualified United States financial institution, apart from its general assets, in trust for the uses and purposes specified in subparagraphs (a) and (b) of this Section as may remain executory after such withdrawal and for any period after such termination date.

5.3          In the event the Beneficiary takes control of the securities pursuant to Section 5.2, such securities shall be maintained by the Beneficiary for the purpose of securing the Obligations Under The Reinsurance Agreement, and otherwise securing the Beneficiary under the terms of this Agreement, in the manners provided in subsection (a) or (b) of this subsection 5.3 only:

(a)	such securities shall be held by the Beneficiary as an asset and maintained, on the books and records of the Beneficiary, in an identifiable manner as “Funds Held By the Beneficiary Under the Quota Share Reinsurance Treaty” (hereinafter referred to as “Funds Held”), to use and disburse the Funds Held for purposes described in Section 5.4. An amount equal to the market value of the Funds Held shall be carried by the Beneficiary as a liability under its financial statement denominated “Funds Held by Beneficiary Under Reinsurance Treaties,” and all amounts paid out of such Funds Held by the Beneficiary shall reduce the liability of the Grantor. Any securities in excess of the amount required to pay or reimburse Beneficiary for the purposes described herein shall be returned to Grantor, its successor or legal representative, upon the conclusion of all further Obligations Of Grantor Under The Reinsurance Agreement.

(b)	Such Securities shall be deposited in a New York Insurance Regulation 114 trust (“114 Trust”) for the benefit of the Beneficiary, provided the Grantor's approval is not required for the Beneficiary to use and disburse funds held in such trust for purposes described in Section 5.4.

5.4       The Beneficiary may disburse amounts from the Funds Held or 114 Trust assets for the payment of losses and refunds through the Reinsurance Agreement pursuant to the terms of its General Agency Agreement with the Beneficiary, or to any successor appointed by the Beneficiary to act as general agent in connection with the business subject to the Reinsurance Agreement. Also, the Beneficiary may use such Funds Held or 114 Trust assets to reimburse itself for any amounts the Grantor is obligated under the Reinsurance Agreement, including, but not be limited to, any losses paid, and unearned premiums refunded by the Beneficiary, and for actual costs of administration incurred by the Beneficiary in the event the Beneficiary is required to assume control of the servicing and claims handling of the business subject to the Reinsurance Agreement.

5.5       In the event the Beneficiary takes control of the securities pursuant to Section 5.3, the Grantor shall remain obligated for amounts due under the Reinsurance Agreement and shall be obligated to maintain, in the Funds Held by Beneficiary or 114 Trust, a value at least equal to the Unearned Premium and Loss Reserves in accordance with Section 3.1. The Grantor’s rights and obligations to withdraw and deposit securities from the Funds Held shall be the same as when the securities were held in the Trust Account by the Trustee as provided in Section 3.

SECTION 6. INTEREST, DIVIDENDS AND EXPENSES

6.1       Any interest, dividends or other investment income generated from the securities held by Trustee shall remain in the Trust Account, subject, however, to Grantor’s right to withdraw assets from the Trust Account in accordance with Sections 3.2 and 3.3. Grantor shall be liable for reporting and paying any income taxes arising therefrom.

6.2       Also, Grantor will receive the benefit of the interest, dividends or other investment income generated from any securities taken and held by the Beneficiary pursuant to Section 5.3.

6.3       All fees and expenses charged by the Trustee for its services under the terms of this Agreement shall be paid by the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including reasonable attorney's fees and expenses), except any such expense or disbursement as may arise from the Trustee‘s negligence, willful misconduct, or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from the aggregate market value of the Trust Account should it be over the amount required in Section 3.1, subject to the Beneficiary's prior written approval which shall not be unreasonably withheld, except that such compensation shall not be greater than 1.0% of the corpus per annum. The Grantor and the Beneficiary jointly and severally hereby indemnify the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney's fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Securities in the Trust Account. The Grantor and the Beneficiary hereby acknowledges that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the portion of the aggregate market value of the Trust Account that is over the amount required in Section 3.1 for the payment of any claim for compensation, reimbursement or indemnity hereunder.

SECTION 7. SECURITY INTEREST

7.1       The Grantor and Beneficiary acknowledge and agree that the Assets held by the Trustee in the Trust Account hereunder have been deposited in said Trust Account for the sole benefit of the Beneficiary and pledged by the Grantor to the Beneficiary as security for the Grantor’s Obligations Under The Reinsurance Agreement. In furtherance of the foregoing, the Grantor hereby pledges with, assigns to, and grants the Beneficiary a continuing first security interest in, and a lien upon the Trust Account, all Assets (and after-acquired proceeds of all Assets) in the Trust Account, all financial assets and cash from time to time credited thereto and all security entitlements in respect thereof pursuant to the Uniform Commercial Code as in effect from time to time in the State of Texas (the "UCC"). The Grantor and Beneficiary are entering into this Trust to perfect the deposit of the Trust Account Assets for the sole benefit of the Beneficiary, as well as the security interest in and lien on such collateral. Trustee acknowledges that a security interest has been granted by the Grantor to the Beneficiary in the Trust Account and the Assets held therein. Except as otherwise expressly stated herein, the terms defined in the UCC have the same meanings herein. In addition to whatever other rights and remedies the Beneficiary may have thereunder, the Beneficiary shall also have all rights and remedies of an Entitlement Holder under the UCC. Subject to the terms and conditions of this Agreement, the Trustee agrees to comply with any timely entitlement order originated by the Beneficiary and relating to cash, financial asset credited thereto or any other Assets in the Trust Account without further consent by the Grantor or any other person.

7.2       To the extent that securities (as defined by the UCC) are deposited in the Trust Account, the parties hereto agree that (i) the Trust Account shall be deemed a securities account; (ii) the Trustee is a securities intermediary with respect to the Trust Account; (iii) the Trustee shall, subject to the terms of this Agreement, treat the Beneficiary as the entitlement holder with respect to the Trust, entitled to exercise the rights that comprise all financial assets from time to time credited to the Trust Account; (iv) each item of property (whether Securities, investment property, security, instrument, or other property, but not cash which shall not be a financial asset for the purposes of this Agreement) credited to the Trust Account shall be treated as a financial asset; and (v) the State of New York shall be deemed to be the securities intermediary’s jurisdiction for purposes of the UCC.

7.3       The Trustee waives, except as set forth in Section 6.3, any security interest, lien, or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Trust, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Trust nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Beneficiary.

7.4       The Trustee has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Beneficiary and Grantor) relating to the Trust Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person. The Trustee has not entered into any other agreement with the Beneficiary or the Grantor purporting to limit or condition the obligation of the Trustee to comply with entitlement orders as agreed above.

7.5       Except for the claims and interests of the Beneficiary and the Grantor, the person executing this Agreement on behalf of the Trustee does not know of any claim to, or interest in, the Trust Account, any financial asset credited thereto or any security entitlement in respect thereof. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Trust Account, any financial asset credited thereto or any security entitlement in respect thereof, the Trustee will promptly notify the Beneficiary and the Grantor in writing thereof.

7.6       In the event of any conflict between the duties and responsibilities of the Trustee under this Section 7 and the duties and responsibilities of the Trustee under the other Sections of this Agreement, the duties and responsibilities under this Section 7 shall govern and control.

SECTION 8. TRUSTEE’S AGREEMENT

8.1       The Trustee agrees to hold and disburse the Trust Account in accordance with the provisions expressed herein. Trustee shall disburse securities to the Beneficiary upon receipt of a duly executed and completed Affidavit by Beneficiary in accordance with the form attached hereto as Exhibit “A”. Trustee is authorized and directed by both parties to act upon such instructions in compliance herewith without inquiry as to the accuracy of the facts and statements made in any such affidavit and without regard to protest by any party; provided, however, Trustee would not be expected to act contrary to any court order or any arbitration directive pursuant to Section 12, supported by the affidavit of two of the three arbitrators.

8.2       The Trust Account shall be (i) in the possession of Trustee at its offices in Detroit, Michigan, (ii) kept separate and apart from any assets of the Trustee and any other securities held by the Trustee for whomever and for whatsoever purpose, (iii) clearly identifiable as securities subject to this Agreement at all times while in the possession of the Trustee, and (iv) in such form that the Beneficiary or the Trustee upon the direction of the Beneficiary may, whenever necessary, negotiate any securities in the Trust Account, without the consent or signature from the Grantor or any other person or entity.

8.3       The Trustee shall not deposit any securities of the Trust Account with correspondent banks, investment bankers, brokers or any other third-party nor shall such securities be pledged or hypothecated by the Trustee in any manner nor shall such securities be used by the Trustee in any manner for the benefit of the Trustee.

8.4       The Trustee shall on request of the Beneficiary, or the Grantor certify in writing the securities held by the Trustee for the Beneficiary. That certification shall include the name of the issuer of each security, the class of security, the “CUSIP” number of each security, the number of shares of units, and the face amounts of such securities.

8.5       The Trustee shall fully and completely respond to any direct inquiries of any duly authorized insurance regulatory agency of any state concerning the Trust Account, including, but not limited to detailed inventories of securities or funds, and the Trustee will permit the representative of any such regulatory agency to examine and audit all securities or funds held hereunder.

8.6       The Trustee agrees to provide copies of monthly activities reports to the Beneficiary and the Grantor as soon as possible following the end of each month, which reports shall show all deposits, withdrawals, substitutions and a listing of securities in the Trust Account as of the end of the month. If neither the Grantor, nor the Beneficiary files with the Trustee written objection to any such report within 60 days of receipt, the Grantor and Beneficiary shall be deemed to have approved such report, and the Trustee shall be released and discharged with respect to all matters set forth in such report as though the same had been judicially settled. The Trustee agrees to notify the Grantor and the Beneficiary within 10 days of any deposits to, or withdrawals from the Trust Account. The Grantor and Beneficiary agree that such notice shall be provided by access to Trust Account information via Comerica Trust Online or another transmission method selected by the Trustee and communicated to the Grantor and Beneficiary by the Trustee.

8.7       The Trustee hereby waives any right of offset and all other rights and remedies against or affecting the Trust Account.

8.8       The Trustee may at any time resign from, and terminate its capacity hereunder by written notice of resignation, effective not less than 90 days after receipt by both the Beneficiary and the Grantor. However, no such resignation by the Trustee shall be effective until a successor to the Trustee shall have been duly appointed as provided in this Agreement and all the securities and assets in the Trust Account have been duly transferred to such successor. The Beneficiary, upon receipt of such notice, shall undertake to obtain the agreement of a qualified, successor depository, agreeable to the Grantor, to act in accordance with all agreements of the Trustee herein. A qualified depository shall be any United States financial institution member of the Federal Reserve System. Grantor agrees not to unreasonably withhold approval if the depository so chosen has capital and surplus of at least $100,000,000. Upon the Trustee’s delivery of the Trust Account to the qualified, successor depository, along with a closing statement showing all activities (as contemplated in Section 8.6) from the last monthly report, the Trustee shall be discharged of further responsibilities hereunder.

SECTION 9. TRUSTEE’S RESPONSIBILITY

9.1       The Trustee shall in no way be responsible for determining the amount of securities required to be deposited by the Grantor or monitoring whether or not the securities conform to investment requirements.

9.2       The Trustee is not a party to, and is not bound by or charged with notice of the Reinsurance Agreement or any other agreement out of which this Agreement may arise.

9.3       The Trustee is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part thereof, or for the form or execution thereof, for the identity or authority of any person executing or depositing it.

9.4       The Trustee shall be protected in acting upon any written notice, request, affidavit, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Trustee in good faith believes to be genuine and that purports to be from the Beneficiary or the Grantor.

9.5       The Trustee shall be indemnified and not held liable for anything which it may do or refrain from doing in connection herewith, except its own negligence, willful misconduct, lack of good faith, or breach of fiduciary duty. Trustee shall further be indemnified and not held liable for transferring the Trust assets to another institution, when jointly directed to do so by the Grantor and the Beneficiary.

9.6       Notwithstanding anything else contained herein to the contrary, the Trustee acknowledges liability for any certificates lost due to theft or any error or omission or other comparable act of the Trustee, or authorized representative thereof, and Trustee agrees that it shall maintain fidelity or other insurance coverage applicable to such liability which shall be in addition to the full faith and credit of the Trustee therefor.

SECTION 10. ACCESS TO RECORDS

10.1       The Beneficiary and the Grantor shall have the right at any reasonable time to examine all papers in the possession of each other, or with the Trustee, applicable to this Agreement and the Trust Account deposited and maintained hereunder.

SECTION 11. TERMINATION

11.1       Termination of this Agreement shall only occur upon at least thirty (30) days written notice via certified mail from the Trustee to the Beneficiary and Reinsurance Division of the Texas State Board of Insurance located at 333 Guadalupe Street Austin TX 78701, and the Trustee shall release and deliver to the Grantor all securities held pursuant to this Agreement upon receipt by the Trustee of written notice from the Beneficiary that the Grantor’s Obligations Under The Reinsurance Agreement for Unearned Premium and Loss Reserves have been discharged, including obligations for the “run-off” of any business subject to the Reinsurance Agreement.

11.2       The termination of the Reinsurance Agreement shall not terminate this Agreement, but Grantor shall continue to pay claims under the terms of the Reinsurance Agreement as if there were no security provided under this Agreement, subject, however, to Grantor’s right to withdraw securities from the Trust Account in accordance with Section 3, or to receive any excess securities held by Beneficiary pursuant to Section 5.5.

SECTION 12. ARBITRATION

12.1       It is agreed between Beneficiary and Grantor that any disagreement between such parties regarding the construction, application, or implementation of this Agreement may be submitted to arbitration pursuant to arbitration provisions contained in the Reinsurance Agreement. However, questions arising out of Section 3 or Section 5 require an expedited resolution pursuant to these provisions.

12.2       The party invoking arbitration with respect to Section 3 or Section 5 shall notify the other party and shall provide the name of its designated arbitrator at that time. The second party shall have 15 days from receipt of notice to designate its arbitrator, who shall contact the first arbitrator to select a third arbitrator. Both arbitrators shall use their best efforts to obtain a third arbitrator within 30 days. Once chosen, the three arbitrators should expeditiously resolve the issues presented by the parties. If the party receiving notice of intent to arbitrate does not provide notice of its arbitrator within the 15 day period required, such party shall be deemed to have waived its right to designate the second arbitrator and the arbitrator first designated shall designate the second arbitrator. The arbitrators shall be disinterested, active or retired officers of property and casualty insurance companies. The arbitration provisions of the Reinsurance Agreement may be referred to for guidance as to matters not specifically provided herein.

12.3       The Beneficiary and the Grantor agree to be bound by the final or any interim findings and directives of the arbitrators, including the immediate deposit or return of securities or assets to the Trust Account if so directed.

SECTION 13. CONSTRUCTION AND EFFECT

13.1       This Agreement and all proceedings pursuant hereto shall be governed by the laws of the State of Texas.

13.2       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

13.3 (a) In the event of the failure of the Grantor to perform its Obligations Under The Reinsurance Agreement or the terms of this Agreement, Grantor, at the request of the Beneficiary, shall submit to the jurisdiction of any court of competent jurisdiction in any State of the United States, will comply with all requirements necessary to give such court jurisdiction, and will abide by the final decision of such court or of any Appellate Court in the event of an appeal.

(b)       The parties, after consulting (or having had the opportunity to consult) with counsel of their choice, each knowingly and voluntarily waives its right to trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against another party on any matters whatsoever arising out of or in any way connected with this Agreement.

13.4       The Grantor shall be deemed to have designated the State Board of Insurance in any state in which business is produced, or a designated attorney, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Beneficiary. This provision, however, is not intended to conflict with or override the obligation of the parties to arbitrate their disputes.

13.5       This Agreement is not subject to any conditions or qualifications outside of this Agreement and is not conditioned upon any other agreements or documents.

SECTION 14. NOTICES

14.1       Unless otherwise specifically provided herein, every notice required or permitted to be given under this Agreement shall be given in writing to an officer of the party to whom it is directed by actual delivery to the address, or by telecopy message to the number, as follows:

Grantor:

Crusader Insurance Company

Attn: Michael Budnitsky

26050 Mureau Road

Calabasa, CA 91302-3171

Beneficiary:

United Specialty Insurance Company

1900 L. Don Dodson Drive

Bedford, Texas 76021

Trustee:

Comerica Bank & Trust, N.A.

411 West Lafayette Boulevard

Detroit, MI 48226

Attn: Sandy Truman-Swayne, MC 3462

Any party to this Agreement may change the address and telecopy number above set out by giving the other parties notice of such change in the manner specified for notice in this Agreement.

SECTION 15. EFFECTIVE DATE

15.1       This Agreement shall be effective April 1, 2020.

[Balance of page intentionally left blank. Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto by their respective duly authorized officers have executed this Agreement.

BENEFICIARY

UNITED SPECIALTY INSURANCE COMPANY

By: /s/ David Cleff

Its: EVP

Date: 4-3-2020

GRANTOR

CRUSADER INSURANCE COMPANY

By: /s/ Cary L. Cheldin

Its: President

Date: 4-1-20

Trustee

Comerica Bank & Trust, National Association

By: /s/ Sandra Swayne

Its: Vice President

Date: April 6, 2020

EXHIBIT A

CERTIFICATION OF WITHDRAWAL OF SECURITIES

Reference is made to that certain Reinsurance Trust Agreement dated effective April 1, 2020, by and among Crusader Insurance Company, as “Grantor,” United Specialty Insurance Company, as “Beneficiary,” and Comerica Bank & Trust, National Association, as “Trustee” (the “Agreement”). Section 5 of the Agreement sets forth circumstances under which the Beneficiary may withdraw securities from the Trust Account. Beneficiary hereby certifies to Trustee, pursuant to Section 8 of the Agreement that the following event has occurred which entitles Beneficiary to withdraw securities from the Trust Account:

.

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

Dated: UNITED SPECIALTY INSURANCE COMPANY

By:

Its:

THE STATE OF TEXAS §

§

COUNTY OF TARRANT §

I, , a Notary Public, do hereby certify that on this the day of , 20__, personally appeared before me , who declared that he is of the corporation executing the foregoing instrument, and being by me first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I hereunder set my hand and seal of office, the date and year before written.

Notary Public in and

for the State of Texas

My Commission expires:

Comerica Bank

New Account Client Questionnaire

Account Name:

Anticipated Conversion Date:

A.	Due Diligence Questions:

❑	Please state the nature of your business:

❑	What is the primary geographic market area where you conduct business?

❑	Please provide your Taxpayer Identification Number:

❑	Please provide the following documents (those that apply):
-	Certified Articles of Incorporation
-	IRS Letter regarding tax-exempt status
-	Trust Agreement
-	Government issued business license
-	Partnership Agreement
-	Financial Statements and/or Annual Reports
-	IRS Form W-9

❑	Where will the assets/funds be coming from?

❑	What will be the market value of the initial funding?

❑	If frequent deposits will be made, what do you anticipate the market value to be after 12 months?

❑	Are there third party deposits into or withdrawals from the account (e.g., checks, wire transfers, etc.)?
Yes	No

❑	Will the account be sending wire transfers to and/or receiving wire transfers from a foreign entity?
Yes	No

B.	Captive Insurance Accounts Only

❑	Account Domicile

❑	What is the captive structure?

❑	Name of Parent Company (if applicable)

❑	Has the company taken a 953(d) election?
Yes	No

If yes, please provide a copy of the IRS approval letter

If no, please provide an IRS Form W-8BEN

❑	Captive Manager

❑	Contact Name

❑ Phone Number

❑	E-mail Address

❑	Is the account a Reinsurance Trust?
Yes	No

If yes, please provide contact details for the beneficiary:

Firm Name

Contact Name

Phone Number

E-mail Address

C.	Account Set-Up Questions (for all accounts):

❑	Who should receive statements?

Name:

Address:

Monthly	Quarterly	Annually

How Often:

Name:

Address:

Monthly	Quarterly	Annually

How Often:

❑	Do you need a consolidated statement to combine all accounts?

❑	Do you require paper copies of statements mailed to you or will you be retrieving statements from Custody On-line?
Mail paper statements
Custody On-line will be utilized for statement retrieval

❑	Please provide the following information for the individual at your current custodian who will be handling the transfer of assets to Comerica (if applicable).

Contact Name

Firm Name

Phone Number

Fax Number

E-mail Address

❑	Please provide the following information for the main contact at your organization (individual who will handle day to day issues).

Name

Phone Number

Fax Number

E-mail Address

❑	Cash Accounting
Dual Cash Accounting (principal and income cash separated)
Single Cash Accounting (principal and income cash combined)

❑	If cost basis and tax acquisition dates will be supplied to us by someone other than the current custodian, please provide the details:

❑	What write-down method should be used on your account for sale transactions?

(i.e., LIFO, FIFO, Average, etc.) NOTE: The default option is FIFO

❑	Is amortization/accretion reporting required?

If yes, using which method:

Constant Yield (default option)
Straight Line

❑	What is the Fiscal Year End?

❑	If your account holds mutual funds, please specify your preferred method for income and capital gains distributions:

Dividends	Cash
Reinvest

Capital Gains	Cash
Reinvest

❑	Select party responsible for proxy voting (usually determined by agreement or contract with investment management firm):
Client
Appointed Investment Manager
Comerica
Other

❑	If applicable, please provide contact information for outside Investment Managers

Contact Name

Firm Name

Phone Number

E-mail Address

❑	Please provide any special reporting requirements

D.	Other

❑	Will Comerica be maintaining records for outside collective funds or other investments that will not be held at one of Comerica’s depositories? If so, please provide the details:

❑	If applicable, please provide contact information for your investment consultant, actuary or other service providers we may work with in servicing your account:

Contact Name

Firm Name

Phone Number

E-mail Address

Contact Name

Firm Name

Phone Number

E-mail Address

❑	We direct charge the account for our services on a quarterly basis. Please provide the name and address of the person to receive a copy of our invoice:

Name:

Address:

Client Signature:

Date Signed: